Exhibit 4.16.11



                                 AMENDMENT NO. 1
                    TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT


     AMENDMENT NO. 1 TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT ("this Amendment"), dated as of April 28, 2006, among FOAMEX L.P., as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Borrower"), the affiliates of the Borrower party hereto, the lenders party hereto and SILVER POINT FINANCE, LLC, as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, each as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, Foamex Canada Inc. as a debtor company and applicant under the Companies' Creditors Arrangement Act (Canada) as a guarantor, the lenders party thereto and the Administrative Agent, are parties to a certain Debtor-in-Possession Credit Agreement, dated as of September 22, 2005, as amended (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement, including, without limitation, to permit certain asset dispositions described in the letter (the "Asset Disposition Letter"), dated March 24, 2006, from Foamex to Bank of America, N.A. and Silver Point Finance, LLC (a copy of which letter is attached as Exhibit A hereto);

     NOW, THEREFORE, subject to the conditions precedent set forth in Section 3 hereof, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1 Each of the Lenders hereby consents to the terms and provisions of the Asset Disposition Letter and agrees that the Credit Agreement is amended to permit the dispositions of assets described in the Asset Disposition Letter on the terms (including, without limitation, the sale treatment, mandatory prepayment and application of disposition proceeds terms) described therein. Without limitation of the foregoing, (i) Section 3.3 of the Credit Agreement is amended to conform to the mandatory prepayment and application of disposition proceeds terms of the Asset Disposition Letter (including, in the case of dispositions of Equipment described in the third paragraph of the Asset Disposition Letter, the exclusion of such dispositions from the mandatory prepayment requirement in Section 3.3(a) of the Credit Agreement as provided in clause (i) of the second parenthetical of such Section 3.3(a)) and (ii) the assets described in the second paragraph of the Asset Disposition Letter shall be Specified Assets and the disposition thereof shall be treated as dispositions under Section 7.11(xii) of the Credit Agreement.

     2.2 Section 5.2 of the Credit Agreement is amended by (i) deleting the words "its chief financial officer" in the last sentence of each of clauses (b) and (c) thereof and substituting therefor the words "its chief financial officer or treasurer or another officer of Foamex acceptable to the Administrative Agent" and (ii) deleting the words "the chief financial officer of Foamex" where used in clause
(e) thereof and substituting therefor the words "the chief financial officer or treasurer of Foamex or another officer of Foamex acceptable to the Administrative Agent".

     2.3 Each of the Lenders hereby agrees that, notwithstanding Schedule 7.24 to the Credit Agreement, for purposes of Section 7.24 of the Credit Agreement cumulative net cash flow for any fiscal period of Foamex shall be defined to be the sum of the change in the balance of the line items captioned as 1) Cash and Cash Equivalents and 2) Revolving Credit Borrowings on the consolidated balance sheets of Foamex and its consolidated Subsidiaries as at the first and last days of such fiscal period, as those changes represent an increase or decrease in cash flow.

     2.4 The definition of "Borrowing Base" in Annex A to the Credit Agreement is amended in its entirety to read as follows:

          "Borrowing Base" means the term "Borrowing Base" as defined, together with the terms used therein, in Amendment No. 2, dated as of April 28, 2006, to the Working Capital Agreement.

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions precedent are satisfied:

     3.1  Counterparts  of  this  Amendment   executed  by  the  Borrower,   the
Guarantors, the Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2 The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Working Capital Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

     3.3 The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of an amendment to the Working Capital Agreement, consenting to this Amendment and providing for amendments to the Working Capital Agreement consistent with the amendments herein contemplated (other than the amendment to the definition of "Applicable Margin" in Annex A to the Working Capital Agreement set forth in the amendment to the Working Capital Agreement, dated as of the date first set forth above), which amendment shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

     SECTION 4. CONSENT TO AMENDMENTS TO SENIOR LENDERS INTERCREDITOR AGREEMENT AND WORKING CAPITAL AGREEMENT.

     4.1 Each of the Lenders, by its signature to this Amendment, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in Section 3.2 of this Amendment and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.

     4.2 Each of the Lenders, by its signature to this Amendment, hereby consents to the amendment to the Working Capital Agreement, a copy of which is attached as Exhibit B hereto.

     SECTION 5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                             "BORROWER"


                             FOAMEX L.P., a Debtor and Debtor-in-Possession

                             By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession

                                  By:      /s/ George L. Karpinski
                                           -----------------------------------
                                  Title:   Vice President
                                           -----------------------------------


                             "GUARANTORS"


                             FOAMEX L.P., a Debtor and Debtor-in-Possession

                             By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession

                                  By:      /s/ George L. Karpinski
                                           -----------------------------------
                                  Title:   Vice President
                                           -----------------------------------



                             FMXI, INC., a Debtor and Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -----------------------------------------
                             Title:  Vice President
                                     -----------------------------------------


                             FOAMEX INTERNATIONAL INC., a Debtor and
                             Debtor-in-Possession


                             By:     /s/ George L. Karpinski
                                     -----------------------------------------
                             Title:  Senior Vice President
                                     -----------------------------------------

                             FOAMEX CANADA INC., a Debtor Company and
                             Applicant

                             By:     /s/ George L. Karpinski
                                     -----------------------------------------
                             Title:  Treasurer
                                     -----------------------------------------


                             FOAMEX CAPITAL CORPORATION, a Debtor
                             and Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -----------------------------------------
                             Title:  Vice President
                                     -----------------------------------------



                             FOAMEX LATIN AMERICA, INC., a Debtor and
                             Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -----------------------------------------
                             Title:  Vice President
                                     -----------------------------------------


                             FOAMEX MEXICO, INC., a Debtor and Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -----------------------------------------
                             Title:  Vice President
                                     -----------------------------------------


                             FOAMEX MEXICO II, INC., a Debtor and Debtor-in Possession

                             By:     /s/ George L. Karpinski
                                     -----------------------------------------
                             Title:  Vice President
                                     -----------------------------------------

                             FOAMEX ASIA, INC., a Debtor and Debtor-in-
                             Possession

                             By:     /s/ George L. Karpinski
                                     -----------------------------------------
                             Title:  Vice President
                                     -----------------------------------------



                             FOAMEX CARPET CUSHION LLC, a Debtor and
                             Debtor-in-Possession

                             By:     /s/ George L. Karpinski
                                     -----------------------------------------
                             Title:  Vice President
                                     -----------------------------------------


                             "ADMINISTRATIVE AGENT"

                             SILVER POINT FINANCE, LLC, as the
                             Administrative Agent

                             By:     /s/ Richard Petrilli
                                     -----------------------------------------
                             Title:  Authorized Signatory
                                     -----------------------------------------


                             "LENDERS"


                             SPF CDO I, LTD.

                             By:     /s/ Richard Petrilli
                                     -----------------------------------------
                             Title:  Authorized Signatory
                                     -----------------------------------------


                             FIELD POINT I, LTD.

                             By:     /s/ Richard Petrilli
                                     -----------------------------------------
                             Title:  Authorized Signatory
                                     -----------------------------------------

                             SPCP GROUP, L.L.C.

                             By:     /s/ Richard Petrilli
                                     -----------------------------------------
                             Title:  Authorized Signatory
                                     -----------------------------------------